                                                                   EXHIBIT 10.4



                               THE COUNSELL GROUP
                        INFORMATION TECHNOLOGY CONSULTING


                                        October 23, 1998



BY HAND
PERSONAL AND CONFIDENTIAL

Ms. Patti Purcell
15 Mill Pond Lane
Duxbury, Massachusetts 02332

Dear Patti:

     I am writing to set forth and confirm the understanding between you and Breakaway Solutions, Inc., formerly The Counsell Group (hereafter the "Company"), relating to your resignation of your employment with the Company.

     1. RESIGNATION. You hereby resign from the position of Vice President of Sales and Marketing for the Company, effective as of the close of business on November 13, 1998 (the "Resignation Date"), on which date you will submit your letter of resignation to the Company. From the close of business on October 23, 1998, through the close of business on November 13, 1998, you will be on paid leave from your employment with the Company. Your resignation shall be effective regardless of the continued effectiveness of this letter agreement.

     2.   SEVERANCE PAY AND ASSOCIATED BENEFITS UPON RESIGNATION.

          (a) REGULAR SALARY AND SEVERANCE PAY. From October 23, 1998, through the Resignation Date, the Company will continue to pay you your regular salary, less withholdings or deductions, in accordance with the payment schedule now being employed for payment of officers at the Company, and will continue to provide your regular benefits to whatever extent it currently provides them. You understand and agree that you will not thereafter accrue additional regular salary or be eligible to continue to be provided regular benefits from the Company. After the

Resignation Date, the Company will continue to make salary continuation payments to you for a period of ten (10) weeks (I.E., from November 14, 1998 through January 22, 1999 (the "Severance Pay Period"), contingent upon your having executed and returned to the Company this letter agreement and the General Releases and Waivers Of All Claims that are attached hereto as Exhibits A and B. Such payments will also be made in accordance with the payment schedule now being employed for payment of officers at the Company and (except as otherwise provided in this paragraph 2(a)) will be made at the weekly rate of $2,692.31, less withholdings or deductions. In this regard, the Company represents and warrants that it is a going concern able to meet its financial commitments through the Severance Pay Period and further affirms, in accordance with paragraph 7 of this letter agreement, that the provisions of this paragraph 2(a) are binding upon the Company's successors. During such time as you are receiving salary continuation payments under this paragraph 2(a), you shall not accrue or be entitled to any vacation benefits, any bonus, or any other payments other than those specifically provided for in this letter agreement. The Company may deduct from any payments otherwise due to you under this letter agreement such withholding taxes and similar governmental payments and charges as may be required.

          (b) MEDICAL INSURANCE. The Company will continue to provide you with your existing health and dental benefits during the Severance Pay Period. Your rights under the so-called COBRA statute (which gives you the right to continue participating in the Company's group medical insurance plans for a period of time at your own expense) shall become effective as of the end of the Severance Pay Period.

          (c) PENSION PLANS. For purposes of the Company's 401-k Plan, you will cease to be an active employee as of the Resignation Date.

          (d) INSURANCE. Your coverage under the group long and short-term life insurance and disability insurance policies and under the accidental death and dismemberment policy maintained by the Company for employees will be terminated as of the Resignation Date.

          (e) VACATION PAY. You will continue to accrue vacation benefits through the Resignation Date, at which time you will have accrued 40 hours of vacation for which you will be paid. Thereafter, you shall not accrue or be entitled to any additional vacation benefits.

          (f) ACCESS TO VOICEMAIL AND EMAIL. To facilitate your search for a new position, the Company will provide you with continued access to voicemail and email during the Severance Pay Period, provided, however, that you agree immediately to (i) inform the Company (and in no case no later than the same day on which you retrieve them, which retrieval you agree to make at least once every 48 hours) of messages left on either your voicemail or email that in any way concern the Company or its business, and (ii) inform the Company (and in no case no later than 48-hours after you accept a new position) when you have accepted a new position of any kind or nature whatsoever, at which time your continued access to Company voicemail and email will immediately cease.

          (g) EXPENSE REIMBURSEMENT. You have agreed to repay to the Company, or to secure the repayment of, $8,959.50 in expenses erroneously paid out by the Company on your behalf. You represent and warrant that you have delivered to the Company with your executed copy of this letter agreement, and of the General Releases and Waivers Of All Claims that are attached hereto as Exhibits A and B, a personal check for $959.50 of the aforementioned amount. You further represent and warrant that you will secure repayment of the remaining $8,000.00 of this amount by December 15, 1998. In addition, you agree to pay to the Company also by December 15, 1998, (i) one-half of the value of an airline ticket valued at $1,249.00, i.e., to pay $624.50, if the Company has been unable to secure a refund or credit for the full value of the ticket from United Airlines by that date, which refund or credit the Company represents and warrants it is diligently seeking (said efforts to be documented to you upon request) or, alternatively, (ii) one-half of the service charge of $75.00, i.e., $37.50, that will be imposed by United Airlines should it grant the refund or credit being sought by the Company. If the Company has not received the $8,000.00 repayment and, as appropriate, either the $624.50 or $37.50 repayment for the airline ticket, by December 15, 1998, you understand and agree that the Company will setoff the total amount due and owing against the gross amount of the salary continuation payments you would otherwise have received from that date through January 22, 1998 (thereby also terminating its continuing provision of your health and dental benefits). The Company agrees that you may submit a final request for expense reimbursement for the period through and including October 21, 1998 (said request also to include a request for reimbursement for the cost of telephone calls made by you from your residence to the Company through October 23, 1998), and further agrees to reimburse legitimate expenses thus submitted, as determined by the Company in accordance with its usual and ordinary practices regarding reimbursement. Nothing in this paragraph 2(f) shall be construed as an agreement by the Company to reimburse you for any amounts owed by you to American Express on your account number 3785-236569-9200, which debt you acknowledge is your sole responsibility to pay. Should American Express, its successors or assigns everseek payment from the Company of any amounts due and owing by you on said account number 3785-236569-9200, you agree to indemnify the Company and pay to American Express on behalf of the Company any such amounts sought from the Company by American Express, its successors or assigns.

          (h) NO OTHER BENEFITS. You acknowledge that, except as set forth in paragraphs 2(a)-2(f) above, the Company has previously paid all amounts payable to you under all other compensation or reimbursement arrangements, if any. From and after the date of this letter agreement you shall have no right to compensation, benefits or any other thing of value, including without limitation Company stock options, beyond those specifically provided for in this letter agreement.

          (i) RETURN OF COMPANY PROPERTY AND RETRIEVAL OF PERSONAL EFFECTS. You represent and warrant that you have submitted for inspection by the Company all containers of any kind, including but not limited to boxes, tote bags, back packs or hand bags, removed by you from the Company's premises in connection with your leaving active employment on October 23, 1998. You further represent and warrant that you have returned to the Company as of the Resignation Date all property of the Company, including any keys, pager, all computer hardware, Company notes, documents and files (including without limitation all marketing materials submitted to the Company by The Written Word), and computer disks or files in your possession, custody or control, except that the Company will permit you to retain the laptop computer in your possession until December 1, 1998. You acknowledge that you have retrieved from the Company as of the Resignation Date all of your personal effects and have not commingle with those effects any property of the Company.

     3. RELEASE. In return for the benefits provided to you as set forth in paragraph 2 above, YOU AGREE TO EXECUTE A FINAL AND BINDING GENERAL RELEASE AND WAIVER OF ALL CLAIMS AGAINST THE COMPANY, ITS OFFICERS, DIRECTORS, ATTORNEYS, EMPLOYEES, AGENTS, SERVANTS, REPRESENTATIVES, INSURERS, SUCCESSORS AND ASSIGNS IN THE FORM ATTACHED HERETO AS EXHIBIT A. IN ADDITION, YOU AND FRANK SELLDORFF, AND EACH OF YOUR HEIRS, ESTATES, EXECUTORS, AGENTS, SERVANTS, REPRESENTATIVES, INSURERS, ATTORNEYS AND ASSIGNS, AGREE TO EXCHANGE GENERAL RELEASES AND WAIVERS OF ALL CLAIMS AGAINST EACH OTHER IN THE FORMS ATTACHED HERETO AS EXHIBITS B AND
C. EACH OF EXHIBITS A THROUGH C SHALL INCLUDE ALL CLAIMS ARISING OUT OF OR RELATING TO YOUR HIRING, EMPLOYMENT, OR TERMINATION OF EMPLOYMENT.

     4.   NON-DISCLOSURER CONFIDENTIALITY AND COOPERATION.

          (a) You acknowledge and reaffirm that you remain bound by the terms and conditions of The TCG Employee Proprietary Rights, Confidentiality and Non-Competition Agreement (the "Non-Competition Agreement") executed by you on March 25, 1998, which is attached hereto as Exhibit D, and that said Non-Competition Agreement remains in full force and effect and is incorporated herein by reference, provided, however, that the Company agrees that paragraphs
5c) and 5d) of the Non-Competition Agreement shall be amended and enforced as set forth immediately below and that the predecessor versions of only said paragraphs 5c) and 5d) contained in the document executed by you on March 25, 1998, shall have no further force and effect:

     5)   RESTRICTIONS ON COMPETITION:

                                    * * * * *

     c) WHILE EMPLOYED BY TCG AND FOR A PERIOD OF TWO (2) YEARS THEREAFTER, I WILL NOT DIRECTLY, BY MYSELF OR WITH OTHERS, OR INDIRECTLY THROUGH ASSISTANCE TO OTHERS, SOLICIT, SERVICE, OBTAIN OR ACCEPT BUSINESS FROM, OR OTHERWISE PERFORM ANY ACT WHICH MAY DIVERT FROM TCG ANY TRADE OR BUSINESS FROM:

          > ANY CUSTOMER OF TCG WITH WHOM I HAVE HAD ANY CONTACT OR ASSOCIATION DURING THE PERIOD OF MY EMPLOYMENT WITH TCG, OR ANY PARTY WHOSE IDENTITY OR POTENTIAL AS A TCG CUSTOMER WAS CONFIDENTIAL AND KNOWN BY ME DURING THE PERIOD OF MY EMPLOYMENT WITH TCG; OR

          >    THE FOLLOWING BUSINESS PARTNERS OF TCG: ONYX AND EASTMAN
               CONSULTING.

     d) WHILE EMPLOYED BY TCG, AND FOR A PERIOD OF TWO YEARS THEREAFTER, I WILL NOT COMPETE DIRECTLY OR INDIRECTLY WITH TCG. AS USED HERE, "COMPETE" SHALL INCLUDE, BUT NOT BE LIMITED TO:

          > ENGAGING IN ANY ACTIVITY ALONE OR WITH OTHERS, AS AN OWNER, PARTNER, EMPLOYEE, CONSULTANT, INDEPENDENT CONTRACTOR, AGENT, TRUSTEE, OFFICER, DIRECTOR, STOCKHOLDER OR OTHERWISE, WHICH IS IN COMPETITION WITH TCG'S BUSINESS, INCLUDING WITH LIMITATION PROVIDING CONSULTING SERVICES, COMPUTER SYSTEMS OR SOFTWARE, EXCEPT THAT NOTHING IN THIS PROVISION IS INTENDED TO OR DOES BAR ME FROM WORKING FOR ANOTHER IT CONSULTING FIRM OR FOR ANOTHER COMPANY WITH AN IT CONSULTING DIVISION, SO LONG AS ANY SUCH IT CONSULTING FIRM OR DIVISION FOR WHICH I MAY WORK HAS ANNUAL REVENUES OF GREATER THAN FIFTY MILLION DOLLARS; PROVIDED, HOWEVER, THAT NOTHING IN THIS PROVISION IS INTENDED TO OR DOES BAR YOU FROM OWNING STOCK AS A PASSIVE INVESTOR OF UP TO 1% OF THE EQUITY SECURITIES OF AN IT CONSULTING FIRM OR A COMPANY WITH AN IT CONSULTING DIVISION WITH ANNUAL REVENUES OF LESS THAN OR EQUAL TO FIFTY MILLION. NOTWITHSTANDING THE FOREGOING, YOU WILL NOT BE DEEMED TO BE IN VIOLATION OF THIS PROVISION IF YOU ARE WORKING FOR ANOTHER IT CONSULTING FIRM OR FOR ANOTHER COMPANY WITH AN IT CONSULTING DIVISION WITH ANNUAL REVENUES OF GREATER THAN FIFTY MILLION DOLLARS AT THE TIME THAT ANY SUCH COMPANY ACQUIRES, IS ACQUIRED BY OR MERGES INTO AN IT CONSULTING FIRM OR A COMPANY WITH AN IT CONSULTING DIVISION WITH ANNUAL REVENUES OF LESS THAN OR EQUAL TO FIFTY MILLION DOLLARS, PROVIDED, HOWEVER, THAT, FOLLOWING ANY SUCH MERGER OR

               ACQUISITION, YOU DO NOT ENGAGE, DIRECTLY OR INDIRECTLY, IN COMPETITION AS DEFINED BY THIS PROVISION ON BEHALF OF THE SURVIVING ENTITY OR ANY IT CONSULTING DIVISION OF THE SURVIVING ENTITY.

                                    * * * * *

          (b) Neither you, your attorney, nor anyone acting at your behest or on your behalf (all of whose conduct you shall be responsible for) shall disclose the fact, any or all of the terms, existence or amount of this letter agreement to any person, organization or agency, except as required by legal process and then only after notice is given by you to the Company such that, where feasible, the Company will have a reasonable opportunity to oppose disclosure. The foregoing is not intended to preclude you from disclosing the fact, terms, existence or amount hereof to your attorney or your accountant or tax advisors. You warrant and confirm that you have not at any time through and including the date of the execution by you of this letter agreement disclosed the fact, terms, existence or amount of said letter agreement to anyone, that you have not at any time charged anyone to act at your behest or on your behalf to disclose what you are barred from disclosing by this Agreement and that you will never so charge anyone. You specifically further agree that you will not publish the fact, terms, existence or amount of this letter agreement in any newspaper, magazine or other media outlet, nor communicate said fact, terms, existence or amount by any means, whether by document, electronic mail, electronic bulletin board, via the internet, orally or otherwise.

          (c) You agree not to reveal or use any confidential information about the Company or any of its customers, officers, directors, attorneys, employees, or agents, or its operations or financial condition. The foregoing is not intended to preclude you from making confidential disclosures made on a need to know basis to your attorney, accountant or tax advisors.

          (d) Except as otherwise provided in this paragraph below, you represent and warrant that you have never commenced or filed, and, to the extent permitted by law, covenant and agree never to commence, file, aid, solicit or in any way prosecute or cause to be commenced or prosecuted against the Releasees (as defined in the Release and Waiver) the bringing of any legal proceeding or the making of any legal claim against the Company by any state or federal agency or by any applicant for employment, employee or former employee of the Company ("third party action"), and further you shall not reveal any information about the Company to be used for, and shall not testify in, any third party action except as required to do so by properly issued subpoena and then only after giving the Company a reasonable opportunity to review any such subpoena and oppose the giving of any such testimony. To the extent you would become eligible for relief pursuant to a third party action, regardless of compliance with this subparagraph, you will refuse any such relief or, at the Company's option, pay such monetary relief to the Company.

          (e) Neither you, nor your attorneys, nor anyone acting at your behest or on your behalf, all of whose conduct you shall be responsible for, shall criticize, disparage, defame or in any way comment negatively to anyone -- including without limitation its employees (including put not limited to the employees listed in Exhibit E hereto), applicants for employment (including but not limited to Mike Gersten and Ann Price), consultants (including but not limited to Janie Tremlat and Chris Greendale), business partners (including but not limited to ONYX, Rubric, Clarify, Aurum and Microsoft) and vendors (including but not limited to Black Bean and Written Word) -- about the Company, its business (including its employment) policies or practices, or any of its current, former or future directors, officers, employees, representatives, servants, agents or attorneys.

          (f) The Company shall not criticize, disparage, defame or in any way comment negatively to anyone about you, your employment or the termination of your employment with the Company.

          (g) For a period of ten (10) months following the Resignation Date, you will provide reasonable assistance to the Company with respect to matters as to which you have knowledge, including without limitation by providing any computer file access codes required by the Company. In this regard, you will respond to questions which your successor or other Company officer, employees, consultants or directors may have as to matters which were within your area of responsibility while an officer or employee or director of the Company, and you will cooperate with the Company and, as may be requested, testify on behalf of the Company in any proceeding in which the Company is a party. In particular, you agree to support and assist the Company in connection with complaints made by Company employee Michelle Feldman and further agree not to speak privately with Feldman about any such matters until her complaints have been fully and finally resolved in all applicable federal, state or local fora.

          (h) You affirm the continuing validity of the provisions set forth in this paragraph 4 above and your continuing obligation to abide by its terms. Nothing in this letter agreement is intended to prejudice or compromise the Company's right to enforce this paragraph 4 should it become known in the future that you, your attorney, or anyone acting at your behest or on your behalf has disclosed or disseminated information subject to paragraph 4 to others, or has in any other way breached said paragraph. You understand that your affirmation of the continuing validity of this paragraph 4 is a material inducement for the making of this letter agreement and that, for every breach of paragraph 4 after the signing of this letter agreement, the Company shall be entitled to seek damages and/or an order enjoining future violations, and to the extent you or anyone for whom you are responsible hereunder receives money or things of value from any person in exchange for any such conduct, shall order the breaching party to pay over to the Company all such money or things of value. No alleged or actual breach by the Company of any obligation imposed on the Company by this letter agreement shall in any way give rise to any right on your part to rescind or breach this confidentiality provision.

          (i) Nothing in this paragraph 4 shall prevent you from (1) complying with compulsory legal process, provided, however, that, to the extent possible, notice of such process is promptly given to the Company such that the Company has the opportunity to oppose disclosure; (2) making such disclosures necessary to obtaining legal advice, provided that such disclosure is conditioned upon you advising your legal advisor of this paragraph 4; (3) making such disclosures as are required by federal, state or local governmental authority; or (4) making disclosures which by law are required or cannot be prohibited.

          (j) Nothing in this paragraph 4 shall prevent the Company from (1) complying with compulsory legal process, provided however, that, to the extent possible, notice of such process is promptly given to you such that you have the opportunity to oppose disclosure; (2) making such disclosures necessary to obtaining legal advice, provided that such disclosure is conditioned upon the Company advising its or their legal advisor of this paragraph 4; (3) making such disclosures as are required by federal, state or local governmental authority; or (4) making disclosures which by law are required or cannot be prohibited.

     5. EMPLOYMENT INQUIRIES. The Company will provide a letter of reference, signed by Mr. Samuel B. Spector, the Company's Director of Human Resources, a true copy of which is attached at Exhibit F. The Company will respond to inquiries regarding your employment by providing only the letter of reference and will make no further comment. You will direct that all requests for information regarding your employment be sent to Mr. Spector or his successor or designee, and the Company will not be responsible for violations of this paragraph 5 by any other person, including without limitation any current, former or future employees of the Company to whom you direct requests for personal references. Nothing in this paragraph is intended to or shall prevent the Company from responding to information you publish, whether orally, in writing or by any other means, to any other person regarding the Company, its employment policies and practices, your hiring, your employment, the circumstances leading up to your resignation from the Company or your supervisors, colleagues or co-workers at the Company.

     6. UNEMPLOYMENT COMPENSATION. The Company agrees that it will not contest any application you make for unemployment benefits in connection with your resignation from the Company.

     7. SUCCESSORS AND ASSIGNS. This letter agreement shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors, assigns and present and former employees, agents and servants of the parties hereto to the extent permitted by law.

     8. NON-ASSIGNMENT. You warrant and represent to the Company that you have not heretofore assigned or transferred or attempted to assign or transfer to any person any claim or matter recited in the Release and Waiver or any part or portion thereof, and agree to indemnify and hold harmless the Releasees from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense (including the payment of attorney's fees and costs actually incurred whether or not litigation be commenced), lien, action, and cause of action, based on, in connection with, or arising out of any such assignment or transfer or attempted assignment or transfer.

     9. ATTORNEY'S FEES. Each party shall bear his or its own attorney's fees and expenses.

     10. NON-ADMISSION. Each party expressly disclaims any wrongdoing to the other and each agrees that by entering into this letter agreement neither admits any wrongdoing.

     11.  REPRESENTATIONS AND RECITALS. You represent that:

          (a) THE COMPANY ADVISES YOU TO CONSULT WITH AN ATTORNEY OF YOUR CHOOSING CONCERNING THE RIGHTS WAIVED IN THIS LETTER AGREEMENT AND YOU HAVE DONE SO. YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS LETTER AGREEMENT, AND ARE VOLUNTARILY ENTERING INTO THIS LETTER AGREEMENT AND PROVIDING THE RELEASE AND WAIVER OF CLAIMS.

          (b) YOU UNDERSTAND THAT YOU HAVE TWENTY-ONE (21) DAYS TO REVIEW THIS LETTER AGREEMENT AND THE RELEASES AND WAIVERS OF CLAIMS PRIOR TO THEIR EXECUTION. IF AT ANY TIME PRIOR TO THE END OF THE TWENTY-ONE (21) DAY PERIOD YOU EXECUTE THIS LETTER AGREEMENT, YOU ACKNOWLEDGE THAT SUCH EARLY EXECUTION IS A KNOWING AND VOLUNTARY WAIVER OF YOUR RIGHT TO CONSIDER THIS LETTER AGREEMENT TWENTY-ONE (21) DAYS AND IS DUE TO YOUR BELIEF THAT YOU HAVE HAD AMPLE TIME IN WHICH TO CONSIDER AND UNDERSTAND THIS LETTER AGREEMENT AND IN WHICH TO REVIEW THIS LETTER AGREEMENT WITH AN ATTORNEY. SHOULD YOU EXECUTE THIS LETTER AGREEMENT EARLY, YOUR PERIOD OF PAID LEAVE WILL END ON THE DATE OF EXECUTION AND THE BALANCE OF THE TIME REMAINING TO THE PAID LEAVE PERIOD WILL BE ADDED TO THE SEVERANCE PAY PERIOD, FOR WHICH YOU WILL RECEIVE SEVERANCE PAY IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THIS LETTER AGREEMENT.

          (c) YOU UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER YOU EXECUTE THIS LETTER AGREEMENT AND THE RELEASES AND WAIVERS OF CLAIMS, YOU MAY REVOKE THE AGREEMENT AND THE RELEASES AND WAIVERS OF CLAIMS BY GIVING NOTICE IN WRITING OF SUCH REVOCATION TO THE COMPANY, C/O SAMUEL B. SPECTOR, DIRECTOR OF HUMAN RESOURCES, OR HIS SUCCESSOR OR DESIGNEE, AT THE COMPANY'S HEADQUARTERS, WITH A COPY TO MICHELE A. WHITHAM, FOLEY, HOAG & ELIOT, ONE POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109. IF AT ANY TIME AFTER THE END OF THE SEVEN (7) DAY PERIOD YOU ACCEPT ANY OF THE CONSIDERATION OR OTHER BENEFITS AND AGREEMENTS PROVIDED BY THE COMPANY, AS DESCRIBED IN PARAGRAPHS 2, 4, 5 AND 6 OF THIS LETTER AGREEMENT, SUCH ACCEPTANCE WILL CONSTITUTE AN ADMISSION BY YOU THAT YOU DID NOT REVOKE THIS AGREEMENT DURING THE REVOCATION PERIOD AND WILL FURTHER CONSTITUTE AN ADMISSION BY YOU THAT THIS LETTER AGREEMENT HAS BECOME EFFECTIVE AND ENFORCEABLE.

          (d) YOU UNDERSTAND THE EFFECT OF YOUR WAIVER AND THAT YOU GIVE UP ANY RIGHTS YOU MAY HAVE, IN PARTICULAR BUT WITHOUT LIMITATION, UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND THE MASSACHUSETTS LAW AGAINST DISCRIMINATION (MASS. GEN. L. C. 151B).

          (e) YOU UNDERSTAND THAT YOU WOULD NOT BE ENTITLED TO THE BENEFITS DESCRIBED IN PARAGRAPHS 2, 4, 5 AND 6 HEREOF IF YOU DID NOT ENTER INTO THIS AGREEMENT.

     12. CHALLENGE TO VALIDITY OF AGREEMENT. After the revocation period of seven (7) days described in Paragraph 11(c) of this letter agreement has expired, this letter agreement and the Releases and Waivers shall be forever binding. You acknowledge that you may hereafter discover facts not now known to you relating to your hire, employment or cessation of employment, and agree that this letter agreement and your Releases and Waivers shall remain in effect notwithstanding any such discovery of any such facts. You shall never bring a proceeding to challenge the validity of this letter agreement and the Releases and Waivers. Should you do so notwithstanding this paragraph, you will first be required to pay back to the Company the consideration set forth in paragraph 2 hereof.

     13. PARTIAL INVALIDITY. Each term, condition or provision of this Agreement shall constitute an independent clause or provision severable from the remainder of the terms, conditions or provisions. In the event any provision hereof is determined to be contrary to, prohibited by or invalid upon applicable law or regulation, or otherwise deemed unenforceable, for any reason whatsoever, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall remain fully valid and binding and shall be given full force and effect so far as possible; provided however, that should any of the Releases which are Exhibits A and B hereto, or any portion thereof, be found to be invalid, the parties shall attempt to negotiate in good faith substitute Releases and, if such

Releases are not negotiated, the Company may, at its option, rescind this Agreement and you shall return the consideration set forth in paragraph 2 hereof.

     14. GOVERNING LAW. This letter agreement shall be interpreted in accordance with Massachusetts law.

     15. COMPLETE AGREEMENT; MODIFICATION. This letter agreement recites the full terms of the understanding between us, and supersedes any prior oral or written understanding except as otherwise provided herein. It may be modified only in a writing signed by both parties. Notwithstanding the foregoing, nothing in this letter agreement is intended to annul the TCG Employee Proprietary Rights, Confidentiality and Non-Competition Agreement, as amended pursuant to paragraph 4(a) above, or the cardholder agreement that governs the terms of your American Express account number 3785-236569-9200.

     16. EXECUTION. This letter agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

     Please note that you have twenty-one (21) days to accept the offer set forth herein, and may revoke your acceptance within seven days of signing, in which case this letter agreement (other than the provisions of Paragraph 1 and Paragraph 4 hereof) and the Releases and Waivers shall be void.


                                      ****

     If you agree to the foregoing, please execute and return to the undersigned the enclosed copy of this letter agreement and the Releases and Waivers. Your signing of this letter agreement and the Releases and Waivers will result in the formation of a binding contract between you and the Company under seal, subject to your right to revoke your acceptance of this letter agreement and the Releases and Waivers within seven (7) days of signing.

                                        BREAKAWAY SOLUTIONS, INC.,
                                        aka THE COUNSELL GROUP



                                        By:/s/ FRANK SELLDORFF
                                           ------------------------------------
                                        Title:  CEO
                                              ---------------------------------

I HAVE BEEN ADVISED BY MY COUNSEL OF THE RIGHTS WAIVED HEREIN. I HAVE THOROUGHLY DISCUSSED ALL ASPECTS OF THIS LETTER AGREEMENT WITH MY ATTORNEY, I HAVE CAREFULLY READ AND FULLY UNDERSTAND IT, AND I AM VOLUNTARILY ENTERING INTO THE LETTER AGREEMENT AND PROVIDING THE RELEASES AND WAIVERS OF CLAIMS.


Date:    November 24, 1998              /s/ PATTI PURCELL
                                        ---------------------------------------
                                        Patti Purcell

                                    Exhibit A
                    GENERAL RELEASE AND WAIVER OF ALL CLAIMS

     In consideration of the payments, benefits and other agreements set forth in the letter agreement dated October 23, 1998, between Breakaway Solutions, Inc., aka The Counsell Group, ("the Company") and myself (to which this General Release and Waiver Of All Claims is attached), I, Patti Purcell, on behalf of myself and my heirs, executors, administrators, estates, insurers, representatives, attorneys, successors and assigns, hereby voluntarily, irrevocably and unconditionally release, acquit and forever discharge, to the full extent permitted by law, the Company and its subsidiaries (direct and indirect), affiliates, related companies, divisions, and predecessor and successor companies, and each of its and their present, former and future shareholders, officers, directors, employees, agents, servants, representatives, attorneys, insurers, successors and assigns (collectively, the "Releasees") from all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, promises, damages, judgments, demands and claims of any kind or nature whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, and all other claims which I ever had, or now have, or hereafter can, shall or may have, against the Releasees, for, upon or by reason of any matter or cause whatsoever arising from the beginning of the world to the date of the execution of this Release, including without limitation claims arising out of or in any way related to my hiring or employment by the Company, or the termination of that employment, or any related matters, including but not limited to claims arising under the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, the Massachusetts Law Against Discrimination (Mass. Gen. L. c. 151B), the common law of Massachusetts, and any claims under any other federal, state or local laws, statutes, regulations, executive orders, rules or ordinances.

Date:    November 24, 1998              /s/ PATTI PURCELL
                                        ---------------------------------------
                                        Patti Purcell

Signed and sealed in the presence of:


/s/ KELLY M. BONNERI
----------------------------------
Notary Public
My commission expires: 10/08/02

                                    Exhibit B

                    GENERAL RELEASE AND WAIVER OF ALL CLAIMS

     In consideration of the payments, benefits and other agreements set forth in the letter agreement dated October 23, 1998, I, Patti Purcell, on behalf of myself and my heirs, executors, administrators, estates, insurers, representatives, attorneys, successors and assigns, hereby voluntarily, irrevocably and unconditionally release, acquit and forever discharge, to the full extent permitted by law, Frank Selldorff, his heirs, estates, executors, agents, servants, representatives, insurers, attorneys, successors and assigns (the "Releasees") from all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, promises, damages, judgments, demands and claims of any kind or nature whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, and all other claims which I ever had, or now have, or hereafter can, shall or may have, against the Releasees, for, upon or by reason of any matter or cause whatsoever arising from the beginning of the world to the date of the execution of this Release, including without limitation claims arising out of or in any way related to my hiring or employment by the Company, or the termination of that employment, or any related matters, including but not limited to claims arising under the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, the Massachusetts Law Against Discrimination (Mass. Gen. L. c. 151B), the common law of Massachusetts, and any claims under any other federal, state or local laws, statutes, regulations, executive orders, rules or ordinances.



Date:    November 24, 1998              /s/ PATTI PURCELL
                                        ---------------------------------------
                                        Patti Purcell

Signed and sealed in the presence of:


/s/ KELLY M. BONNERI
----------------------------------
Notary Public
My commission expires: 10/08/02

                                    Exhibit C

                    GENERAL RELEASE AND WAIVER OF ALL CLAIMS

     In consideration of the payments, benefits and other agreements set forth in the letter agreement dated October 23, 1998, I, Frank Selldorff, on behalf of myself and my heirs, executors, administrators, estates, insurers, representatives, attorneys, successors and assigns, hereby voluntarily, irrevocably and unconditionally release, acquit and forever discharge, to the full extent permitted by law, Patti Purcell, her heirs, estates, executors, agents, servants, representatives, insurers, attorneys, successors and assigns (he "Releasees") from all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, promises, damages, judgments, demands and claims of any kind or nature whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, and all other claims which I ever had, or now have, or hereafter can, shall or may have, against the Releasees, for, upon or by reason of any matter or cause whatsoever arising from the beginning of the world to the date of the execution of this Release, including without limitation claims arising out of or in any way related to my hiring or employment by the Company, or the termination of that employment, or any related matters, including but not limited to claims arising under the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act of 1986, the Massachusetts Law Against Discrimination (Mass. Gen. L. c. 151B), the common law of Massachusetts, and any claims under any other federal, state or local laws, statutes, regulations, executive orders, rules or ordinances.



Date:    November 24, 1998              /s/ FRANK SELLDORFF
                                        ---------------------------------------
                                        Frank Selldorff

Signed and sealed in the presence of:


/s/ CYNTHIA S. RAMBALDO
----------------------------------
Notary Public
My commission expires: AUGUST 2003